UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2007

AMERICAN LEISURE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-48312	75-2877111
(State or other jurisdiction	(Commission	(IRS Employer of incorporation)
File Number)	Identification No.)

2460 Sand Lake Road, Orlando, FL, 32809
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code (407) 251-2240

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OF PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On March 22, 2007, the Board of Directors of American Leisure Holdings, Inc. (the "Company, “we,” and “us”) accepted the resignation of Malcolm J. Wright, our Chief Executive Officer and Chairman of the Board of Directors as our Chief Financial Officer and Principal Accounting Officer. Also on March 22, 2007, our Board of Directors appointed Omar Jimenez as the Chief Financial Officer and Principal Accounting Officer of the Company, as well as the President of American Leisure Equities Corporation, our wholly owned subsidiary, effective immediately.

Biographical Information

Omar Jimenez, age 45

Mr. Jimenez has served the Chief Financial Officer of our wholly owned subsidiary, American Leisure Equities Corporation since December 2004. From June 2004 until December 2004, Mr. Jimenez served as a consultant to the Company. From April 2003 until June 2004, Mr. Jimenez served as the Director of Operations of US Installation Group, Inc., which specialized in home improvement installations. From April 2002 until April 2003, Mr. Jimenez served as Chief Financial Officer of Onyx Group, which specialized in finance, real estate, transportation, agriculture and insurance. From March 1998 to April 2002, Mr. Jimenez served as Chief Financial Officer of BCC Financial Management, Inc., which specialized in employee leasing and accounts receivable management services. From February 1991 until March 1998, Mr. Jimenez served as Chief Financial Officer of various insurance and finance companies.

Mr. Jimenez received a Bachelors degree in Finance and Accounting from the University of Miami in 1983, and received a Masters of Business Administration degree from Florida International University in 2002. Mr. Jimenez is a Certified Public Accountant, Chartered Property and Casualty Underwriter, a Mortgage Broker, a Member of the American Institute of Certified Public Accountants and a Member of the Florida Institute of Certified Public Accountants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN LEISURE HOLDINGS, INC.

Dated: April 9, 2007	By:	/s/ Malcolm J. Wright
Malcolm J. Wright Chief Executive Officer